                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.   )

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|X|   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Cytel Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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


                                     [LOGO]



                                CYTEL CORPORATION
                             3525 JOHN HOPKINS COURT
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 27, 1997

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cytel Corporation, a Delaware corporation (the "Company"), will be held on Friday, June 27, 1997 at 1:30 p.m. at 3525 John Hopkins Court, San Diego, California, for the following purposes:

         1. To elect eight directors to hold office for the ensuing year or until their successors are elected.

         2. To approve an amendment to the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan") to provide that options granted under the Non-Employee Directors' Plan vest daily at the rate of 25% per year (a change from the 20% per year vesting rate currently provided for under the Non-Employee Directors' Plan).

         3. To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for the year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       Virgil D. Thompson
                                       -----------------------------------------
                                       Virgil D. Thompson
                                       President and Chief Executive Officer

San Diego, California
May 8, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                CYTEL CORPORATION
                             3525 JOHN HOPKINS COURT
                               SAN DIEGO, CA 92121

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited by the Board of Directors of Cytel Corporation, a Delaware corporation (the "Company" or "Cytel"), for use at the Annual Meeting of Stockholders to be held on Friday, June 27, 1997 at 1:30 p.m. (the "Annual Meeting"), or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, 3525 John Hopkins Court, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about May 8, 1997 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 28, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 28, 1997, the Company had outstanding and entitled to vote 25,133,754 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 3525 John Hopkins Court, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                       2.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than December 31, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    The Company's directors are elected annually to serve until the next Annual Meeting and until each such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. There are eight nominees for the eight Board positions presently authorized in the Company's By-laws. Each nominee listed below is currently a director of the Company, seven of such directors having been elected by the stockholders and one of such directors, David L. Mahoney, having been elected by the Board.

    Shares represented by executed proxies will be voted for the election of the nominees named below, unless the proxy is marked in such a manner as to withhold authority to vote for any of them. In the event any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such substitute nominee as the Board of Directors may select. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

                                                       PRINCIPAL OCCUPATION/POSITION
                  NAME                   AGE               HELD WITH THE COMPANY
                  ----                   ---               ---------------------
      Howard E. Greene, Jr.              54       Chairman of the Board of Amylin
                                                  Pharmaceuticals, Inc./Chairman of the Board of
                                                  Directors
      Virgil D. Thompson                 57       President, Chief Executive Officer and Director
      Robert L. Roe, M.D.                56       Executive Vice President, Chief Operating
                                                  Officer and Director
      James C. Paulson, Ph.D.            49       Vice President and General Manager, Glytec(TM)
                                                  and Director
      David L. Anderson                  52       Partner, Sutter Hill Ventures/Director
      William T. Comer, Ph.D.            61       President and Chief Executive Officer of SIBIA
                                                  Neurosciences, Inc./Director
      Nicole Vitullo                     40       Senior Vice President, Rothschild Asset
                                                  Management Ltd./Director
      David L. Mahoney                   42       President, Pharmaceutical and Retail Services,
                                                  McKesson Corporation/Director

    Mr. Greene, a founder of the Company, has served as a director since the Company's inception. He was elected Chairman of the Board in January 1989 and served as President from July 1987 to January 1989. Mr. Greene has



                                       3.

been Chairman of the Board of Amylin Pharmaceuticals, Inc., a biotechnology company involved in research and development of medicines for treating diabetes, since 1987. He was a General Partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies from 1986 until 1993. Prior to Biovest, he was Chief Executive Officer of Hybritech Incorporated, a biotechnology company acquired by Eli Lilly & Company in 1986. Mr. Greene is a director of Allergan Incorporated, Neurex Corporation, Biosite Diagnostics Incorporated and International Biotechnology Trust, Ltd.

    Mr. Thompson has served as a director and as President and Chief Executive Officer since January 1996. From July 1994 to December 1995, he was President and Chief Executive Officer of CIBUS Pharmaceutical, Inc. ("CIBUS"), a biotechnology company. For the 25 years preceding his employment with CIBUS, he was employed by Syntex Corporation, most recently as President, Syntex Laboratories, Inc. Mr. Thompson is a director of Biotechnology General Corporation, Cypros Pharmaceutical Corporation and Aradigm Corporation.

    Dr. Roe has served as a director and as Executive Vice President and Chief Operating Officer since January 1996. During 1995, Dr. Roe was Executive Vice President and Chief Operating Officer of Chugai Biopharmaceuticals, Inc. ("Chugai"), a biopharmaceutical company. Prior to joining Chugai, Dr. Roe was employed by Syntex Corporation from 1976 to 1995, most recently as President, Development Research Division and as Senior Vice President.

    Dr. Paulson has served as a director and as Vice President since January 1991. He has been employed by Cytel in various positions since September 1990, most recently as Vice President and General Manager, Glytec(TM). He has also been an adjunct member of The Scripps Research Institute since July 1990. From 1985 to July 1990, Dr. Paulson served as a Professor and Vice Chair of the Department of Biological Chemistry at the University of California School of Medicine-Los Angeles.

    Mr. Anderson has been a director of the Company since May 1988. He has been a general partner of the general partner of Sutter Hill Ventures, a California Limited Partnership ("Sutter Hill"), a venture capital investment firm, since 1974. Mr. Anderson is also a director of Dionex Corporation, Neurex Corporation, BroadVision, Inc., and Molecular Devices Corporation.

    Dr. Comer has served as a director of the Company since January 1994. He has been President and Chief Executive Officer of SIBIA Neurosciences, Inc. ("SIBIA"), a biotechnology company, since April 1991. Prior to joining SIBIA, Dr. Comer held various positions at Bristol-Myers Squibb, a pharmaceutical company, from September 1961 to March 1991, most recently as Senior Vice President, Strategic Management, Pharmaceuticals and Nutritionals, from 1990 to 1991. Dr. Comer is a member of the Board of Directors of SIBIA.

    Ms. Vitullo has served as a director of the Company since January 1995. Ms. Vitullo has been with Rothschild Asset Management Ltd. ("Rothschild") since November 1992, most recently serving as Senior Vice President. Rothschild advises and manages three publicly traded biotechnology funds: Biotechnology Investments Limited, International Biotechnology Investments Limited and International Biotechnology Trust. From July 1991 to November 1992, Ms. Vitullo was Director of Corporate Communications and Investor Relations at Cephalon Inc. ("Cephalon"), a neuropharmaceutical company. Prior to Cephalon, she spent 12 years with the Eastman Kodak Company, most recently as Manager, Healthcare Investments. Ms. Vitullo is also a member of the Board of Directors of Anergen, Inc., Cadus Pharmaceuticals and Corvas International.

    Mr. Mahoney has served as a director of the Company since September 1996. He has been President of Pharmaceutical and Retail Services, McKesson Corporation ("McKesson") since August 1996, and served as President of Healthcare Delivery System ("HDS") from September 1994 until December 1995, and as Vice President of strategic planning at McKesson from July 1990 to September 1994. Prior to joining McKesson, he was a principal with McKinsey & Company in San Francisco. Mr. Mahoney served on the Board of Directors of Armor All Corporation from 1992 to 1996.



                                       4.

COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996, the Board of Directors held four meetings. The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and an Executive Committee. The Board does not have a nominating committee or committee performing similar functions.

    The Audit Committee is comprised of Mr. Greene and Dr. Comer, neither of whom is an employee of the Company. During 1996, the Audit Committee held one meeting. The Audit Committee recommends the independent auditors to the Board and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without Company management present, to review and discuss various matters, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the Company's financial practices and procedures.

    The Compensation Committee is comprised of Messrs. Anderson, Greene and Mahoney, none of whom are employees of the Company. Harvey S. Sadow, Ph.D. served on the Compensation Committee until he retired from the Board of Directors of the Company in December 1996. This Committee, which held two meetings during 1996, administers the Company's stock option plans, stock purchase plan and 401(k) plan, approves salaries, bonuses and other compensation arrangements for the Company's officers and performs such other functions regarding compensation as the Board may delegate.

    The members of the Executive Committee are Messrs. Anderson, Greene and Thompson. The Executive Committee did not hold any meetings during 1996. This Committee was established to act when the full Board of Directors is unavailable. It has all the authority of the Board in the management of the business and affairs of the Company, except those powers that by law cannot be delegated by the Board of Directors.

    During the fiscal year ended December 31, 1996, each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served during such period.


                                   PROPOSAL 2

                  APPROVAL OF THE 1994 NON-EMPLOYEE DIRECTORS'
                          STOCK OPTION PLAN, AS AMENDED

    In March 1994, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1994 Non-Employee Directors' Stock Option Plan (the "Non-Employee Directors' Plan"). As a result of a series of amendments, there were 6,400,000 shares of Common Stock reserved for issuance on a combined basis under the Non-Employee Directors' Plan and the Company's 1989 Stock Option Plan, as amended (the "1989 Plan"), on December 31, 1996.

    In March 1997, the Board approved an amendment to the Non-Employee Directors' Plan, subject to stockholder approval, which provides that stock options granted under the Non-Employee Directors' Plan shall vest daily at the rate of 25% per year (a change from the current 20% per year vesting rate). The proposed amendment is intended to conform the rate of vesting of options granted under the Non-Employee Directors' Plan to that of options granted under the 1989 Plan. The Company believes that the amended vesting schedules for stock options granted to non-employee directors of the Company will facilitate recruitment and retention of qualified outside directors. In the event this amendment is approved by the stockholders, the automatic option grants made to the Company's five non-employee directors on January 1, 1997 would reflect a 25% per year vesting schedule.





                                       5.

    Stockholders are requested in this Proposal 2 to approve the Non-Employee Directors' Plan, as amended. The affirmative vote of the holders of a majority of the shares, present in person or represented by proxy and entitled to vote on the proposal at the meeting, will be required to approve the Non-Employee Directors' Plan, as amended.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                    RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

        DESCRIPTION OF THE 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

    The essential features of the Non-Employee Directors' Plan are outlined below:

GENERAL

    Options granted under the Non-Employee Directors' Plan are not intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Information" below for a discussion of the tax treatment of such options.

PURPOSE

    The purpose of the Non-Employee Directors' Plan is to retain the services of persons now serving as Non-Employee Directors of the Company (as defined below), to attract and retain the services of persons capable of serving on the Board of Directors of the Company and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The Non-Employee Directors' Plan is administered by the Board of Directors of the Company. The Board of Directors has the final power to construe and interpret the Non-Employee Directors' Plan and options granted under it, and to establish, amend and revoke rules and regulations for its administration.

    The Board of Directors is authorized to delegate administration of the Non-Employee Directors' Plan to a committee not less than two members of the Board. The Board of Directors does not presently contemplate delegating administration of the Non-Employee Directors' Plan to any committee of the Board of Directors.

ELIGIBILITY

    The Non-Employee Directors' Plan provides that options may be granted only to Non-Employee Directors of the Company. A "Non-Employee Director" is defined in the Non-Employee Directors' Plan as a director of the Company and its affiliates who is not otherwise an employee of the Company or any affiliate. Five of the Company's eight current Directors (all except Mr. Thompson and Drs. Paulson and Roe) are eligible to participate in the Non-Employee Directors' Plan.

    Option grants under the Non-Employee Directors' Plan are non-discretionary. On January 1 of each year (or the first business day), each Non-Employee Director who has been a Non-Employee Director for at least three months shall be granted an option to purchase 5,000 shares of Common Stock of the Company. In addition, each person who becomes a Non-Employee Director of the Company after the adoption of the Non-Employee Directors' Plan shall, upon the date of initial election to be a Non-Employee Director, be granted an option to purchase 25,000 shares of Common Stock of the Company.

TERMS OF OPTIONS

    Each option under the Non-Employee Directors' Plan is subject to the following terms and conditions.



                                       6.

    Option Exercise. An option granted under the Non-Employee Directors' Plan vests daily at the rate of 25% per year (subject to stockholder approval of Proposal 2), except that in a Director's first year of service, no shares become exercisable until the date one year after the commencement of service. Such vesting is conditioned upon continued service as a director.

    An option granted under the Non-Employee Directors' Plan may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company.

    Exercise Price; Payment. The exercise price of options granted under the Non-Employee Directors' Plan shall be equal to 100% of the fair market value of the Common Stock subject to the options on the date such option is granted. The exercise price of options granted under the Non-Employee Directors' Plan may be paid in cash or by delivery of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date of exercise.

    Transferability; Term. Under the Non-Employee Directors' Plan an option may not be transferred by the optionee, except by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

    No option granted under the Non-Employee Directors' Plan is exercisable by any person after the expiration of 10 years from the date the option is granted.

    Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Non-Employee Directors' Plan as may be determined by the Board of Directors.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the Non-Employee Directors' Plan or subject to any option granted under the Non-Employee Directors' Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Non-Employee Directors' Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such Plan and the class, number of shares and price per share of stock subject to such outstanding options.

    In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger were converted by virtue of the merger into other property, or any capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, the vesting of any outstanding options under the Non-Employee Directors' Plan shall accelerate and such options shall terminate if unexercised prior to the occurrence of the event.

DURATION, AMENDMENT AND TERMINATION

    The Board of Directors' may amend, suspend or terminate the Non-Employee Directors' Plan at any time or from time to time; provided, however, that the Board of Directors may not amend the Non-Employee Directors' Plan with respect to the amount, price or timing of grants more often than once every six months. No amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for options under the Non-Employee Directors' Plan; (ii) modify the requirements as to eligibility for participation in the Non-Employee Directors' Plan (to the extent such modification requires stockholder approval in order for the Non-Employee Directors' Plan to comply with the requirement of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "1934 Act")); or (iii) modify the Non-Employee Directors' Plan in any other way if such modification requires



                                       7.

stockholder approval in order for the Non-Employee Directors' Plan to meet the requirements of Rule 16b-3. Unless sooner terminated, the Non-Employee Directors' Plan will terminate in March 2004.

FEDERAL INCOME TAX INFORMATION

    Options granted under the Non-Employee Directors' Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of an option under the Non-Employee Directors' Plan. Upon exercise of such option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Because the optionee is a director of the Company, under existing laws, the date of taxation (and the date of measurement of taxable ordinary income) may in some instances be deferred unless the optionee files an election under Section 83(b) of the Code. The filing of a Section 83(b) election with respect to the exercise of an option may affect the time of taxation and the amount of income recognized at each such time. Upon disposition of the stock acquired upon exercise, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year. Slightly different rules apply to optionees who are subject to Section 16(b) of the 1934 Act.

GRANTS

    Only Non-Employee Directors of the Company are eligible to receive options under the Non-Employee Directors' Plan. All Non-Employee Directors as a group received options to purchase an aggregate of 50,000 shares of Common Stock in 1996 at a dollar value of $157,825 (based on the exercise price of each option multiplied by the number of shares underlying such options). Such grants are not necessarily indicative of the number of options that will be granted in the future.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Board of Directors will reconsider whether or not to retain that firm for the fiscal year ending December 31, 1997. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines such a change would be in the best interest of the Company and its stockholders.

    The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal at the meeting will be required to ratify the selection of Ernst & Young LLP.

                 MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                       8.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of Common Stock of the Company as of March 3, 1997 by (i) each director and nominee; (ii) each Named Executive Officer (as defined below); (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                                                                                  BENEFICIAL OWNERSHIP(1)
                                                                              -----------------------------
                                                                                NUMBER OF       PERCENT OF
               BENEFICIAL OWNER                                                   SHARES          TOTAL
               ----------------                                                   ------          -----
          Wisconsin Board of Investments
            121 East Wilson Street
            Madison, WI 53702.........................................          2,425,000          9.6%
          Sandoz Holding Ltd.
            CH-4002 Basel SWITZERLAND.................................          2,166,700          8.6%
          International Biotechnology Trust PLC.
            Five Arrows House, St. Swithin's Lane,
            London, ENGLAND...........................................          1,650,000          6.6%
          Sumitomo Pharmaceuticals Co., Ltd.
            I-98 Kasugade Naka 3-chome, Konohana-ku,
            Osaka 554, JAPAN..........................................          1,408,450          5.6%
          The Scripps Research Institute
            10666 North Torrey Pines Road, TPC-8,
            La Jolla, CA 92037........................................          1,252,664          5.0%
          Howard E. Greene, Jr. (2)(5)................................            645,375          2.6%
          James C. Paulson (3)(5).....................................            331,575          1.3%
          David L. Anderson (4)(5)....................................            232,905           *
          Robert W. Chesnut (5).......................................            158,171           *
          Virgil D. Thompson (5)......................................            138,867           *
          Karin Eastham (5)...........................................            101,109           *
          Robert L. Roe (5)...........................................            100,622           *
          William T. Comer (5)........................................             29,788           *
          Nicole Vitullo (5)..........................................                332           *
          David L. Mahoney............................................                 --           *
          All executive officers and directors
            as a group (10 persons)(6)................................          1,738,744          6.7%

------------

*   Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 25,133,504 shares of Common Stock outstanding on March 3, 1997, adjusted as required by rules promulgated by the SEC.

(2) Includes 310,747 shares held in trust for the benefit of Mr. Greene's family and 16,000 shares held in trust for the benefit of Mr. Greene's children. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares.

(3) Includes 31,500 shares held in trust for the benefit of Dr. Paulson's three minor children.



                                       9.

(4) Includes 10,000 shares held by Anvest, L.P. of which Mr. Anderson is the general partner. Also includes 137,461 shares held of record by Sutter Hill Ventures. Mr. Anderson is a general partner of the general partner of Sutter Hill Ventures and shares voting and investment power with respect to these shares. Mr. Anderson disclaims beneficial ownership of shares held by Anvest, L.P. and Sutter Hill Ventures except to his proportionate partnership interest therein.

(5) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Howard E. Greene, 3,996 shares; James C. Paulson, 182,062 shares; David L. Anderson, 3,996 shares; Robert W. Chesnut, 109,251 shares; Virgil D. Thompson, 133,128 shares; Karin Eastham, 98,139 shares; Robert L. Roe, 99,932 shares; William T. Comer, 23,388 shares; Nicole Vitullo, 332 shares; and all executive officers and directors as a group, 654,224 shares.

(6) Includes shares described in notes (2) through (5) above.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors of the Company who are not employees of the Company are paid $2,000 per meeting as compensation for their service on the Board of Directors. Directors are not compensated for actions taken by written consent. The members of the Board of Directors are eligible for reimbursement of expenses incurred in connection with their service on the Board. Under the Directors' Deferred Compensation Plan, participating directors may elect on an annual basis, to defer all of their cash compensation in a deferred stock account pursuant to which the deferred fees are credited in the form of shares of the Company's Common Stock, based on the market price of the stock at the time the deferred fees are earned. The Company will continue to credit shares of the Company's Common Stock to the participants' deferred stock accounts on a quarterly basis. When a participant ceases serving as a director, the participant shall be entitled to receive the value of his or her account either in a single lump sum payment or in equal annual installments, as determined by the Company in its sole discretion. No participant entitled to receive a payment of benefits shall receive payment in the form of the Company's Common Stock.

    Under the Non-Employee Directors' Plan, on January 1 of each year, each director who is not an employee of the Company and has served on the Board for at least three months, is granted an option to acquire 5,000 shares of the Company's Common Stock. In addition, each new Non-Employee Director will be granted an option to acquire 25,000 shares of the Company's Common Stock upon initial election to the Board of Directors. The exercise price of all such stock options granted is equivalent to the fair market value on the date of each grant.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table shows for the fiscal years ended December 31, 1996, 1995 and 1994, compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1996 (the "Named Executive Officers"). During the last three fiscal years, none of the executive officers received any restricted stock awards or long-term incentive payouts. The column marked Securities Underlying Options includes options issued on December 15, 1994 under the Company's option exchange program. For each employee, the receipt of the replacement grant was subject to the employee's consent to the cancellation of the original grant, thereby forfeiting all prior vesting of the original grant.


                                      10.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                      ANNUAL COMPENSATION           AWARDS
                                   -------------------------      SECURITIES
                                                                  UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL                      SALARY     BONUS       OPTIONS        COMPENSATION
         POSITION                  YEAR     ($)(1)      ($)         (#)(2)          ($)(3)
--------------------------         ----    -------    ------      -----------     ------------
Mr. Virgil D. Thompson (4)         1996    300,000    78,580(5)      500,000        4,950
  President and Chief
  Executive Officer
Dr. James C. Paulson               1996    216,324    28,988          80,000        1,333
  Vice President and               1995    206,023    41,205          60,000          890
  General Manager, Glytec(TM)      1994    196,212    39,242         136,172          648
Dr. Robert L. Roe (6)              1996    205,354    23,000(7)      400,000        3,525
  Executive Vice President
  and Chief Operating Officer
Ms. Karin Eastham (8)              1996    177,197    23,744          60,000        1,058
  Vice President,                  1995    168,759    33,752          60,000          729
  Finance and Administration       1994    160,723    53,783(9)      105,032          648
  and Chief Financial Officer
Dr. Robert W. Chesnut              1996    165,375    22,160          60,000        1,619
  Vice President,                  1995    157,500    31,500          60,000          680
  Immune Stimulation Program       1994    137,903    30,000         104,461          648

------------

(1) Includes amounts earned but deferred at the election of the executive.

(2) In December 1994, the Compensation Committee of the Board of Directors authorized the replacement of outstanding stock options with exercise prices greater than $5.38 per share held by then-current employees. The new options have a five-year vesting schedule beginning December 15, 1994, and an exercise price equal to the market price of the Company's Common Stock on December 15, 1994. For each employee, the receipt of the replacement grant in 1994 was subject to the employee's consent to the cancellation of the original grant thereby forfeiting all prior vesting of the original grant. Dr. Paulson consented to the cancellation of 136,172 option shares; Ms. Eastham, 105,032 option shares; and Dr. Chesnut, 54,461 option shares.

(3) Consists of life insurance premiums paid by the Company.

(4) Mr. Thompson was appointed President and Chief Executive Officer of the Company effective January 1, 1996.

(5) Represents relocation payments made by the Company to Mr. Thompson.

(6) Dr. Roe was appointed Executive Vice President and Chief Operating Officer of the Company effective January 31, 1996.

(7) Represents reimbursement of Dr. Roe's relocation expenses which were paid by the Company to Dr. Roe's previous employer.



                                      11.

(8) Ms. Eastham resigned from the Company effective in April 1997.

(9) The amount set forth for Ms. Eastham under the Bonus column for 1994 includes $21,638 for reimbursement of relocation and temporary housing expenses.



                        STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under the 1989 Plan. As of March 3, 1997, options to purchase a total of 4,133,566 shares had been granted and were outstanding under the 1989 Plan, and options to purchase 2,121,434 shares remained available for grant thereunder. Material terms of options granted under the 1989 Plan are described generally in footnotes 1 and 4 below.

    The following tables show for the fiscal year ended December 31, 1996, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE
                              ------------------------------------------------------       VALUE AT ASSUMED
                               NUMBER OF       % TOTAL                                       ANNUAL RATES
                              SECURITIES       OPTIONS                                      OF STOCK PRICE
                              UNDERLYING     GRANTED TO                                    APPRECIATION FOR
                                OPTIONS       EMPLOYEES     EXERCISE OR                     OPTION TERM(3)
                                GRANTED       IN FISCAL     BASE PRICE    EXPIRATION   -----------------------
          NAME                    (1)          YEAR(2)        ($/SH)         DATE          5%($)        10%($)
          ----                ----------    -----------    -----------   -----------   -----------   ---------
    Mr. Virgil D. Thompson      500,000         31.2           6.125        1/01/06     1,929,375     4,869,375
    Dr. James C. Paulson.....    80,000(4)       5.0           4.00        12/11/06       201,600       508,800
    Dr. Robert L. Roe........   400,000         25.0           7.50         1/31/06     1,890,000     4,770,000
    Ms. Karin Eastham........    60,000(4)       3.7           4.00        12/11/06       151,200       381,600
    Dr. Robert W. Chesnut....    60,000(4)       3.7           4.00        12/11/06       151,200       381,600

------------

(1) Options granted prior to 1996 generally vested 20% at the end of the first year of the optionee's employment and thereafter daily at the rate of 20% per year during such period of employment. Options granted after November 1996 generally vest 25% at the end of the first year of the optionee's employment and thereafter daily at the rate of 25% per year during such period of employment. Upon certain corporate events resulting in a change of control, at the discretion of the Company's Board of Directors, (i) the acquiring company will assume the options or substitute similar options,
    (ii) the options will continue in full force and effect, or (iii) the Company will pay a cash settlement for or accelerate such options. The Board of Directors has agreed at the request of a major investor not to reprice any options without prior stockholder approval until December 1998.

(2) Based on 1,600,500 options granted in 1996, including grants to executive officers.

(3) The potential realizable value is calculated based on the terms of the option at its time of grant (10 years in the case of all options). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation, in accordance with rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.



                                      12.

(4) These options vest daily at the rate of 33% per year during the period of the optionee's employment. The vesting of the options may accelerate over a 2-year period based upon achievement of certain objectives for 1997, with two-thirds of the options vesting in the first year and the remaining one-third of the options vesting in the second year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES       VALUE OF
                                                                 UNDERLYING         UNEXERCISED
                                                                UNEXERCISED         IN-THE-MONEY
                                                                 OPTIONS AT         OPTIONS AT
                                                            OPTIONS AT FY-END(#)     FY-END($)(1)
                                  SHARES         VALUE    ----------------------   --------------
                                 ACQUIRED      REALIZED        EXERCISABLE/         EXERCISABLE/
            NAME              ON EXERCISE(#)      ($)         UNEXERCISABLE         UNEXERCISABLE
            ----              --------------      ---         -------------         -------------
Mr. Virgil D. Thompson              --            --             --/500,000            --/--
Dr. James C. Paulson                --            --          160,593/257,264      57,593/60,341
Dr. Robert L. Roe                   --            --             --/400,000            --/--
Ms. Karin Eastham                   --            --           85,768/189,264      32,180/46,542
Dr. Robert W. Chesnut               --            --           94,916/183,968      16,686/24,132

------------

(1) Fair market value of the Company's Common Stock at December 31, 1996 ($3.4375 per share) minus the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

    In March 1990, the Company entered into an employment agreement with Dr. Paulson. The agreement provides that in the event Dr. Paulson's employment is terminated by the Company without cause, he will receive a one-time payment of $75,000. Subject to the provisions set forth above, the agreement may be terminated by either the Company or Dr. Paulson. The terms of the employment agreement are consistent with the Company's executive compensation policies.

    In October 1992, the Company entered into an employment agreement with Ms. Eastham. The agreement provided that in the event Ms. Eastham's employment was terminated by the Company, the Company would be obligated to pay Ms. Eastham six months salary. Subject to the provision set forth above, the agreement was terminable by either the Company or Ms. Eastham. The terms of the employment agreement were consistent with the Company's executive compensation policies. In March 1997, Ms. Eastham resigned from the Company, effective in April 1997.

    In January 1996, the Company entered into an employment agreement with Mr. Thompson. The agreement guaranteed Mr. Thompson a base salary of $300,000 for one year after commencement of employment. The agreement also provides that in the event Mr. Thompson's employment is terminated by the Company, the Company is obligated to pay Mr. Thompson six months salary. Subject to the provision set forth above, the agreement may be terminated by either the Company or Mr. Thompson. The terms of the employment agreement are consistent with the Company's executive compensation policies.

    In January 1996, the Company entered into an employment agreement with Dr. Roe. The agreement provides that in the event Dr. Roe's employment is terminated by the Company, the Company is obligated to pay Dr. Roe six months salary. Subject to the provision set forth above, the agreement may be terminated by either the Company or Dr. Roe. The terms of the employment agreement are consistent with the Company's executive compensation policies.



                                      13.

                        COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee of the Board of Directors (the "Committee") consists of Mr. Howard E. Greene, Jr., Mr. David L. Anderson and Mr. David L. Mahoney. Dr. Harvey S. Sadow served on the Committee until he retired from the Board of Directors of the Company in December 1996. The Committee is responsible for setting and administering the Company's policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of Cytel based upon the accomplishment of defined objectives in the Company's research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the CEO and the other executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

    The Company's executive officer compensation program consists of base salary, annual cash bonuses and long-term compensation in the form of stock options. The Company's executive officer compensation program is designed to achieve the following objectives:

    o Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

    o Provide an incentive to advance the research and development of the Company's therapeutic products.

    o Emphasize stock-based compensation to provide longer term motivation by aligning the executives' interests with those of the Company and its stockholders.

    Compensation is based on the level of job responsibility and the level of the individual's performance as well as the Company's performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 17 of this Proxy Statement.

    The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

BASE SALARY

    Base salary levels for each of the Company's executive officers are reviewed annually. The Company applies various subjective criteria, including performance of the individual and the Company (using the same Company goals as are used for bonus decisions) and relative responsibility and experience, to determine appropriate base salaries. In addition, the Company compares its executives' base salaries to management salaries at companies in the biotechnology industry, comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.


--------

(1) The material in this report is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "1933 Act") or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.


                                      14.

ANNUAL INCENTIVE COMPENSATION

    The Company's Incentive Compensation Plan (the "Plan") is the variable compensation component based upon the achievement of individual as well as Company objectives. The total size of the bonus pool is based upon the Company's performance in achieving stated objectives for the period under review. When evaluating corporate performance, the Committee considers the meeting of certain product milestones, achieving certain corporate objectives (related to financing/collaborations) and organizational effectiveness. Distribution of the pool is discretionary and is based upon achievement of corporate as well as individual objectives.

    The Company's total bonus pool for 1996 represented 67% of target incentive compensation. This was based upon an assessment of performance against the Company's objectives for 1996. Each of the executive officers other than the Chief Executive Officer and the Chief Operating Officer earned 13% of his or her base salary under the Plan in 1996. The Chief Executive Officer and the Chief Operating Officer were retained under employment agreements exclusive of cash incentive compensation and therefore did not receive bonuses pursuant to the Plan in 1996. The cash bonus program was discontinued for 1997 subject to the Compensation Committee's review in future years.

LONG-TERM INCENTIVE COMPENSATION

    The Company's long-term incentive program includes stock options and other awards granted under the 1989 Plan, other stock options and the Company's Employee Stock Purchase Plan. Stock options are an important part of the Company's performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. Prior to December 1996, the vesting period of option grants was five years, but the Board of Directors changed such vesting schedule to four years to facilitate the recruitment and retention of key employees. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are generally made at 100% of fair market value on the date of grant. The 1989 Plan has been amended to ensure that any income recognized in connection with the exercise of options under the 1989 Plan would qualify as "performance-based compensation" under Section 162(m) of the Code.

    The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual's position within management of the Company, as well as competitive practices at biotechnology companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limitation for preexisting compensation plans, arrangements and binding contracts. As a result, the Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Named Executive Officers will be designed to qualify as performance-based compensation.

    In each of fiscal 1996 and 1995, a pool of grants to a defined management group was approved. Individual awards were based on an evaluation of previous awards, vested status and retention goals. In addition, pursuant to an employment agreement entered into with Dr. Roe in January 1996 when he joined the Company, Dr. Roe was granted an option to purchase 400,000 shares of the Company's Common Stock under the 1989 Plan at an exercise price of $7.50, the fair market value of the stock on the date of grant.



                                      15.

CEO COMPENSATION

    The total compensation program for the Chief Executive Officer is largely based on the same components as for other Senior Executives. Each year the Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers.

    Virgil D. Thompson was appointed as President and Chief Executive Officer effective January 1, 1996. Under his employment agreement, Mr. Thompson's base salary was $300,000 and he was not eligible for a bonus in 1996. On January 1, 1996, Mr. Thompson was granted an option to purchase 500,000 shares of the Company's Common Stock under the 1989 Plan at an exercise price of $6.125, the fair market value of the stock on the date of grant. In determining the base salary and size of the option grant, the Committee considered Mr. Thompson's previous experience and proven leadership in implementing strategic and financial initiatives designed to augment the Company's development and commercialization efforts. The Committee believes the size of the stock option grant was appropriate in order to align Mr. Thompson's total compensation with the performance of the Company and, ultimately, the interest of stockholders.

    In December 1996, the Committee reviewed the achievement of objectives for 1996, and, based on continued progress in the Company's scientific programs and Mr. Thompson's significant efforts in planning and implementating strategic and financial initiatives, the Committee approved a base salary for Mr. Thompson of $315,000 for 1997, an increase of 5% over Mr. Thompson's 1996 base salary.

    From the members of the Compensation Committee of Cytel:

                  Howard E. Greene, Jr.

                  David L. Anderson

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Greene, a member of the Compensation Committee, is Chairman of the Board of the Company.


                                      16.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

    The following chart shows total shareholder return of the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (US Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index")(2) and for the Company as of the end of each year since December 31, 1991.


             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT(3)





                               [GRAPHIC OMITTED]





Cytel Corp                         CYTL      100       66        33        22        43        24
NASDAQ STOCK MARKET - US           INAS      100       116       134       131       185       227
NASDAQ PHARMACEUTICAL              INAF      100       83        74        56        102       102


-------------

(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
(2) The Nasdaq Pharmaceutical Index is made up of all companies with the Standard Industrial Classification (SIC) code 283 (category description "Drugs"). Information regarding the companies comprising this index is available upon written request to Assistant Secretary, Cytel Corporation, 3525 John Hopkins Court, San Diego, California 92121.
(3) The total return on investment (including investment of dividends) assumes $100 invested on December 31, 1991 in each of Cytel's Common Stock (at the then-market price of $14.25 per share), the Nasdaq CRSP Total Return Index for the Nasdaq Stock (U.S. Companies) Index and the NASDAQ CRSP Pharmaceutical Index.


                                      17.

                              CERTAIN TRANSACTIONS

    The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its By-laws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

    In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

    On January 1, 1997, the Company issued stock options under the 1989 Plan to Mr. Thompson and Dr. Roe covering 200,000 and 180,000 shares, respectively. The options vest daily at the rate of 33% per year, and the vesting of the options may accelerate over a two-year period based upon achievement of certain objectives for 1997, with two-thirds of the options vesting in the first year and the remaining one-third of the options vesting in the second year. The exercise price of the options is $4.00 per share and the fair market value of the Company's Common Stock on the date of grant was $3.44 per share. The options expire on January 1, 2007 if not exercised before such time.

    The Company has entered into certain additional transactions with its directors and officers, as described under the captions "Executive Compensation" and "Employment Agreements."

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1996 calendar year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for (i) the inadvertent late filing in March 1996 by Mr. Anderson with respect to the sale of 11,000 shares in September 1995, and (ii) the inadvertent late filing in April 1997 by Mr. Greene with respect to the distribution of 247 shares in August 1995 to Mr. Greene from a partnership of which he was a limited partner.





                                      18.

                                  OTHER MATTERS

    The Board of Directors know of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

                                         By Order of the Board of Directors



                                         /s/ Virgil D. Thompson
                                         ---------------------------------------
                                         Virgil D. Thompson
                                         President and Chief Executive Officer

May 8, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, CYTEL CORPORATION, 3525 JOHN HOPKINS COURT, SAN DIEGO, CA 92121.


                                      19.

                               CYTEL CORPORATION

        PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON JUNE 27, 1997


        The undersigned hereby appoints Virgil D. Thompson and Deborah A. Schueren as proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Cytel Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 3525 John Hopkins Court, San Diego, California 92121, on Friday, June 27, 1997 at 1:30 p.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE.

                            CONTINUED ON OTHER SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                               CYTEL CORPORATION

                                 JUNE 27, 1997




                Please Detach and Mail in the Envelope Provided

A  [X] PLEASE MARK YOUR VOTES AS IN THE EXAMPLE.


1. Election of Directors.  FOR  WITHHELD                NOMINEES:
                           [ ]    [ ]                   Howard E. Greene, Jr.
                                                        Virgil D. Thompson
   FOR, all the nominees listed at right (except as     Robert L. Roe, M.D.
   marked to the contrary below.)                       James C. Paulson, Ph.D.
                                                        David L. Anderson
                                                        William T. Comer, Ph.D.
                                                        Nicole Vitullo
                                                        David L. Mahoney
-------------------------------------------------

2. Approval of an amendment to the Company's 1994    FOR   AGAINST   ABSTAIN
   Non-Employee Directors' Stock Option Plan (the    [ ]     [ ]       [ ]
   "Plan") to provide that options granted under the Plan vest daily at the rate of 25% per year (a change from the 20% per year vesting rate currently provided for under the Plan).

3. To ratify selection of Ernst & Young LLP, as      [ ]     [ ]       [ ]
   independent auditors of the Company for the year ending December 31, 1997.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES NAMED IN PROPOSAL 1.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE ____________________________________________ DATE _________________

SIGNATURE ____________________________________________ DATE _________________

NOTE: Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees or guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.